UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2002

Christopher & Banks Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19972 (Commission File Number)	06-1195422 (I.R.S. Employer Identification No.)

2400 Xenium Lane North Plymouth, Minnesota (Address of Principal Executive Offices)		55441 (Zip Code)

Registrant’s telephone number, including area code: (612) 551-5000

ITEM 5.  OTHER EVENTS.

Christopher & Banks Corporation (“Christopher & Banks”) issued a press release today announcing that at the close of market on July 16, 2002, Christopher & Banks’ common stock will cease to trade on, and will be de-listed from, NASDAQ.  Christopher & Banks’ application for the listing of its common stock on the New York Stock Exchange has been accepted, and its stock will commence trading on the New York Stock Exchange as of the open of market on July 17, 2002.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Christopher & Banks.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: July 8, 2002

By:	/s/ Andrew K. Moller
Andrew K. Moller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release issued by Christopher & Banks.